Exhibit 32.2
Certification of Chief Financial Officer of
The Cigna Group pursuant to 18 U.S.C. Section 1350
I certify that, to the best of my knowledge and belief, the Annual Report on Form 10-K of The Cigna Group for the fiscal period ending December 31, 2024 (the “Report”):
(1)complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Cigna Group.

/s/ Brian C. Evanko
Brian C. Evanko
Executive Vice President, Chief Financial Officer, The Cigna Group, and President and Chief Executive Officer, Cigna Healthcare
February 27, 2025